DIRECTOR EQUITY AGREEMENT (the "Agreement"), dated as of May 12, 1998 (the "Date of Grant"), between KINETIC
CONCEPTS, INC., a Texas corporation (the "Company"), and the other party signatory hereto (the "Director").

          WHEREAS, the Director was elected to the Board of Directors of the Company (the "Board of Directors") and the Company desires to provide him a direct proprietary interest in the Company's success in recognition of his contribution to the Company; and

          WHEREAS, the Company has agreed to award to the Director nonqualified stock options (the "Options") to purchase shares of the Common Stock, no par value, of the Company ("Common Stock"), and to provide him the current opportunity to purchase shares of Common Stock ("Director
Shares");

          NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Applicable Director Share Value" as of any date of determination means the Fair Market Value; provided, however, that if (A) such date falls prior to the third anniversary of the Date of Grant and (B) such value is being determined following a termination of service other than an Involuntary Termination, then the Applicable Director Share Value shall not exceed $19.25 plus 7% compounded annually on each anniversary of August 31, 1998.

     "Applicable Option Share Value" as of any date of determination means the Fair Market Value; provided, however, that if (A) such date falls prior to the third anniversary of the Date of Grant and (B) such value is being determined following a termination of service other than an Involuntary Termination, then the Applicable Option Share Value shall not exceed the Option Price plus 7% of the Option Price compounded annually on each anniversary of the relevant date of exercise.

     "Applicable Option Value" as of any date of determination means the Fair Market Value less the Option Price; provided, however, that if (A) such date falls prior to the third anniversary of the Date of Grant and (B) such value is being determined following a termination of service other than an Involuntary Termination, then the Applicable Option Value shall be zero.

     "B Purchaser" means RCBA PURCHASER I, L.P.

     "Beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the 1934 Act.

     "Beneficiary" or "Beneficiaries" means the person(s) designated by a Director or his Permitted Transferee in writing to the Company to receive payments pursuant to this Agreement upon the death of a Director or his Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment is due pursuant to this Agreement, payments shall be made to the estate of the Director or Permitted Transferee. The Director or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Board of Directors in accordance with such rules as may be specified by the Board of Directors.

     "Call Right" means the right of the Company, exercisable in accordance with Section 5(a) following termination of a Director's service, (i) to purchase, and to cause a Director or his Permitted Transferee to sell, Directors Shares and Option Shares beneficially owned by such Director or his Permitted Transferee and (ii) to cause a Director to surrender for cancellation, in consideration of the payment provided for in Section 5(a), unexercised Vested Options granted to such Director pursuant to this Agreement.

     "Cause" means, (i) the willful and continued failure or refusal of the Director substantially to perform the material duties required of him as a member of the Board of Directors; (ii) any willful material violation by the Director of any federal or state law or regulation applicable to the business of the Company or any of its Affiliates, or the Director's conviction of a felony, or any willful perpetration by the Director of a common law fraud; or (iii) any other willful misconduct by the Director which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.

     "Commission" means the Securities and Exchange
Commission.

     "Encumbrance" means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any share of Common
Stock or any Option.

     "F Purchaser" means FREMONT PURCHASER II, INC.

     "Fair Market Value" means the value of a share of Common Stock as determined in good faith by the Board of Directors or, under the circumstances described in
Section 6, as determined in a written report to the Company by an independent appraisal or investment banking firm selected by the Board of Directors. For purposes of the definition of "Fair Market Value", the value to be determined by the Board of Directors or such appraisal or investment banking firm shall be the price per share at which a share of Common Stock would trade on a national securities exchange, NASDAQ or a similar market, assuming full liquidity and the absence of any "takeover" or "change in control" premium.

     "IPO"     means a Public Offering that results in more
than 20% of the outstanding Common Stock being traded on a national securities exchange, NASDAQ or a similar market.

     "Involuntary Termination" means a termination of the Director's service by reason of death, Permanent Disability, removal or failure to re-elect without Cause.

     "Involuntary Transfer" means a transfer of the Director's Director Shares or Option Shares by operation of law including, without limitation, as a result of (i) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (ii) a sale at any creditors' or judicial sale or (iii) a transfer arising out of a divorce or separation proceeding.

     "Legended Certificate" means a certificate evidencing a number of shares of Common Stock issued under this Agreement and imprinted with a legend to indicate that (i) such shares are subject to the restrictions on transfer set forth in this Agreement and (ii) if the offer and sale of such shares have not been registered under the 1933 Act, such shares may be sold only pursuant to a registration statement under the 1933 Act or an exemption from registration under the 1933 Act that the Company has determined is available for such sale.

     "Management Equity Plan" means the Company's Management
Equity Plan.

     "NASDAQ" means the National Association of Securities
Dealers' Automated Quotation System.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Option Price" means, with respect to any Option, $19.25.

     "Option Shares" means the shares of Common Stock acquired by the Director upon exercise of an Option.

     "outstanding", with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

     "Permanent Disability" means that the Director is unable to perform substantially all his duties as a member of the Board of Directors by reason of illness or incapacity for a period of more than six consecutive months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Company.

     "Permitted Transferee" means with respect to outstanding shares of Common Stock or Options held by the Director, (i) the trustee or trustees of a trust revocable solely by such Director, (ii) the Director's guardian or conservator, (iii) any Person to whom such shares or Options are transferred by will or the laws of descent and distribution, or (iv) any Person with respect to which the Board of Directors shall have adopted a resolution stating that the Board of Directors has no objection if a transfer of shares or Options is made to such Person.

     "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof, or any group deemed to be a "person" under Section 14(d)(2) of the 1934 Act.

     "Prime Rate" means the rate which Bank of America announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime
Rate to change when and as such prime lending rate changes.

     "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

     "Put Right" means the right of the Director, exercisable in accordance with Section 5(b) following termination of a Director's service, (i) to sell, and to cause a Director or his Permitted Transferee to sell, Directors Shares and Option Shares beneficially owned by such Director or his Permitted Transferee and (ii) to surrender for cancellation, in consideration of the payment provided for in Section 5(b), unexercised Vested Options granted to such Director pursuant to this Agreement.

     "Sale by Fremont/RCBA" means a sale of Common Stock that is not a Public Offering by either F Purchaser or B
Purchaser that results in F Purchaser and B Purchaser together holding less than sixty-nine percent of the shares of Common Stock initially held by F Purchaser and B
Purchaser on the effective date of the transaction pursuant to which such Persons first acquired their equity interest in the Company, as such number may be adjusted to reflect stock splits, reverse stock splits, stock dividends, acquisitions and the exercise of Options.

     "Sale of Assets" means a sale (in one transaction or a series of transactions) by the Company of all or substantially all its business or assets (or both) to a third party that is not an Affiliate of the Company.

     "Sale of Stock" means a sale (in one transaction or in a series of transactions) by the Company's stockholders of at least two-thirds of the outstanding Common Stock to a Third Party, including any merger with a Public Company following the consummation of which two-thirds or more of the voting securities of the surviving entity (which is a Public Company) in such merger are held by Third Parties.

     "Third Party" means, with respect to the Director, any Person, other than any Affiliate of (a) the Director,
(b) the Company and its subsidiaries or (c) F Purchaser or B
Purchaser.

     "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

      2. Grant of Options. Subject to the terms and conditions contained herein, the Company hereby grants to the Director 25,000 Options. Each such Option shall entitle the Director to purchase, upon payment of the Option Price, one share of Common Stock. The shares of Common Stock issuable upon exercise of the Options are from time to time referred to herein as the "Option Shares". The Options shall be exercisable as hereinafter provided.

      3. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

     (a) Vesting. The Options shall vest and become exercisable in one-third installments on each of the first three anniversaries of the Date of Grant unless previously vested or forfeited in accordance with this Agreement. All Options shall vest upon the Director's termination of service as a result of death or Permanent Disability. All Options also shall vest upon a completion of a Sale of Stock or a Sale of Assets. Fifty percent of each unvested installment of Options, if any, shall vest upon completion of an IPO or a Sale by Fremont/RCBA.

     (b) Option Period. The Options shall not be exercisable following the seventh anniversary of the Date of Grant. The Options shall be subject to earlier termination as provided herein. Upon termination of the Director's service with the Company for any reason, the Options, to the extent then vested, may be exercised, subject to Section 3(g), at any time until the earlier of (A) 30 days (180 days upon a termination of service due to death or Permanent Disability) following the date of such termination of service (or, if a Vested Option may not be exercised on the date of such termination of service because the conditions to exercise set forth in Section 3(g) are not satisfied, 30 days (180 days upon a termination of service due to death or Permanent Disability) following the date on which the Company notifies the Director that such conditions have been satisfied and that the Option may be exercised), and
(B) exercise by the Company of its Call Right under Section 5(a), but in no event after the expiration of the Option under the first sentence of this Section 3(b). The Options shall be exercisable during the Director's lifetime only by the Director. Upon termination of the Director's service with the Company for any reason, all Options which have not theretofore vested (and which do not vest by reason of Section 3(a) above) shall terminate and be canceled without any payment therefor.

     (c) Notice of Exercise. Subject to Sections 3(d) and 3(g) hereof, the Director may exercise any or all of the Options (to the extent vested and not forfeited) by giving written notice to the Board of Directors. The date of exercise of an Option shall be the later of (i) the date on which the Board of Directors receives such written notice or
(ii) the date on which the conditions provided in Sections 3(d) and 3(g) hereof are satisfied.

     (d) Payment. Prior to the issuance of a Legended Certificate pursuant to Section 3(h) hereof evidencing Option Shares, the Director shall have paid to the Company the Option Price of all Option Shares purchased pursuant to exercise of such Options in cash or, with the consent of the Board of Directors (which consent shall be granted in the sole discretion of the Board of Directors), in shares of Common Stock already owned by the Director or in any combination of cash or shares of Common Stock.

     (e) Certain Restrictions. Options granted hereunder shall not be transferable by the Director otherwise than to a Permitted Transferee.

     (f) Stockholder Rights. The Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Options until a certificate or certificates evidencing such shares shall have been issued to the Director, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Director shall become the holder of record thereof.

     (g) Limitation on Exercise. The Options shall not be exercisable unless the offer and sale of the shares of Common Stock subject thereto have been registered under the 1933 Act and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available. The Company may require, as a condition to exercise of an Option, that the Director make certain representations and warranties as to the Director's investment intent with respect to the Option Shares.

     (h) Delivery of Certificate. As soon as practicable following the exercise of any Options, a Legended
Certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Director.

     (i) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Director as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares, and all references to Option Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

     4.   Purchase and Terms of Director Shares.

     (a) Subscription for Director Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Director hereby subscribes for and agrees to purchase 15,600 Director Shares at a purchase price of $19.25 per Director Share.

     (b) Closing. The closing of the sale of Director Shares hereunder (the "Closing") shall occur on August 31, 1998 in the offices of the Company. At the Closing, the Company shall deliver to the Director Legended Certificates in the name of the Director representing the Director Shares against delivery by the Director of a check in the amount of $300,300.

     (c) Stockholder Rights. The Director shall have all rights of a stockholder as to the Director Shares, including the right to receive dividends and the right to vote in accordance with the Company's Certificate of Incorporation.

     (d) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Director as a result of a stock distribution to holders of Common Stock or a stock dividend on Common Stock shall be subject to the same restrictions as the Director Shares and all references to Director Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

     (e)  Restrictions on Transfer.  Prior to an IPO, the
Director Shares shall be transferable only to a Permitted
Transferee or the Company.

     5.   Termination of Employment or Status;
Involuntary Transfers.

     (a)  Company Call Right.

     (i) Exercise of Call Right. Unless the Board of Directors in its sole discretion determines otherwise and so sets forth in the applicable agreement, if prior to the completion of an IPO the service of a Director with the Company terminates for any reason, or an Involuntary Transfer occurs, the Company shall have a Call Right, exercisable for a period of 60 days after the date of such termination or Involuntary Transfer, with respect to all of the Director Shares, Vested Options and Option Shares beneficially owned by such Director and his Permitted Transferees. The Company may exercise such Call Right by giving written notice thereof to the Director or his Permitted Transferee, as the case may be, prior to the expiration of such 60-day period. The Company's Call Right shall become null and void subsequent to the completion of an IPO.

     (ii) Purchase Price. With respect to any exercise of a Call Right under this Section 5(a), (A) the purchase price per Director Share to be paid by the Company at the closing provided for in Section 5(c) shall be the Applicable Director Share Value, determined as of the date of termination of the Director's service or Involuntary Transfer, (B) the purchase price per Option Share to be paid by the Company at the closing provided for in Section 5(c) shall be the Applicable Option Share Value, determined as of the date of termination of the Director's service or Involuntary Transfer and (C) the consideration to be paid by the Company in respect of Vested Options surrendered for cancellation at the closing provided for in Section 5(c) shall be the Applicable Option Value determined as of the date of termination of the Director's service or Involuntary Transfer. The Company will give notice of the purchase price to be paid per Director Share, Option Share or Vested Option within a reasonable time from the date of determination of such price.

     (b)  Director Put Right.

     (i) Exercise of Put Right. Subject to Section 5(b)(iii), if prior to the completion of an IPO the service of the Director with the Company terminates for any reason, the Director (or, in the case of the Director's death, his Beneficiary) shall have a Put Right, exercisable for a period of 60 days after the date of such termination, with respect to all of the Director Shares, Vested Options and Option Shares beneficially owned by the Director and his Permitted Transferees. The Director may exercise such Put Right by giving written notice thereof to the Company prior to the expiration of such 60-day period. The Director's Put Rights shall be null and void subsequent to the completion of an IPO.

     (ii) Purchase Price. The Put Right purchase price per Director Share to be paid by the Company at the closing provided for in Section 5(c) shall be the Applicable Director Share Value, determined as of the date of termination of the Director's service. The Put Right purchase price per Option Share to be paid by the Company at the closing provided for in Section 5(c) shall be the Applicable Option Share Value, determined as of the date of termination of the Director's service. The consideration to be paid by the Company in respect of Vested Options surrendered for cancellation at the closing provided for in
Section 5(c) shall be Applicable Option Value, determined as of the date of termination of the Director's service. The Company will give notice of the consideration to be paid per Director Share, Option Share or Vested Option within a reasonable time from the date of determination of such amount.

     (iii) Financial Capability. Anything in this Agreement to the contrary notwithstanding, if, at any time, the Board of Directors shall determine, subject to the written opinion of the Appraiser (as hereinafter defined) referred to below, that the Company is not financially capable of making some or all of the aggregate payments to be made thereafter pursuant to the exercise of Put Rights (the "Put Right Payments") under this Agreement, similar agreements with other directors and the Management Equity Plan, the Company shall have the right to defer such Put Right Payments but only on the terms hereinafter provided in this Section 5(b)(iii). In the event that the Board of Directors shall have made such determination with respect to the Company's financial capability, the Board of Directors shall, if so requested in writing by at least two directors or participants in the Management Equity Plan within 10 business days of the date that notice of such determination has been given (the "Request Period"), promptly retain an appraisal or investment banking firm, to be selected by the Chief Executive Officer and reasonably satisfactory to the Board of Directors (the "Appraiser"), to render a written opinion as to whether the Company has the financial capability to make any of, or any portion of, such Put Right Payments at such time as it would otherwise be required to make such Put Right Payments. If the Board of Directors' determination, or the Appraiser's written opinion, if so required, indicates that, at the time a Put Right Payment would otherwise be required to be made to the Director, the Company would not have the financial capability to make any of the Put Right Payments that would otherwise then be required to be made, or shall have the financial capability to make only a portion of such Put Right Payments, then payments with respect to such Put Right Payments shall be made on the following basis: As of the first day following a determination by the Appraiser of lack of financial capability in respect of which Put Right Payments are required to be made or, if no request for an Appraiser's appraisal is made, on the day following the last day of the Request Period (each such date being hereinafter called a "Payout Date"), all unpaid amounts payable with respect to Put Rights exercised prior to such a date, shall be aggregated (the "Aggregate Payable Amount"), and the amount payable to each director and participant in the Management Equity Plan shall be determined by multiplying the full amount owing to such director or participant as of such date by a fraction, the numerator of which shall be the amount that the Company, as indicated by the Board of Directors' determination or the Appraiser's written opinion, shall then be financially capable of paying (which may be zero if, as indicated by the Board of Directors' determination or the Appraiser's written opinion, the Company is not financially capable of making any of the Put Right Payments then otherwise required to be made) and the denominator of which shall be the Aggregate Payable Amount. Elections to exercise Put Rights (or portions thereof) not satisfied pursuant to such pro rata payment shall be deemed revoked, and the remaining awards (or portions thereof) with respect thereto shall thereafter be subject to the terms in effect as if a Put Right election had not been made, provided, however that Options will not be canceled pursuant to
Section 3(b). In acting pursuant to this Section 5, the Appraiser shall be entitled to the rights and immunities of an arbitrator.

     (c)  Election and Delivery Procedures.

     (i) The closing of any exercise of any Call Right or Put Right pursuant to Section 5(a) or 5(b) shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 30 days after the date such Call Right or Put Right is exercised. The exact date and time of closing shall be specified by the party exercising such Call Right or Put Right.

     (ii) At such closing (the "Closing"), the Director (or, following the Director's death, the Director's Beneficiary or Beneficiaries) shall deliver certificates for the shares of Common Stock to be sold to the Company duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed, by such transferor, free and clear of any Encumbrances, and shall consent to the cancellation of the Vested Options to be surrendered, which Vested Options shall also be free and clear of any Encumbrances. The Company shall pay the applicable purchase price for shares of Common Stock and consideration for surrendered Vested Options in cash; provided, however, that such payment may be deferred under the circumstances, and to the extent, provided for in
Section 7.

       6.   Appraisal.  If, in connection with the
determination of the Fair Market Value used to calculate the purchase price for shares of Common Stock and Vested Options upon the exercise of any Call Right or Put Right under
Section 5(a) or 5(b), the Director reasonably believes that the Board of Directors' determination of Fair Market Value (if applicable) is not reasonable, then such Director may challenge the Board of Directors' determination of such Fair Market Value by giving written notice to the Board of Directors no later than 15 business days after receipt of notice of the purchase price per share which the Company intends to pay with respect to such shares of Common Stock and Vested Options. In such event, the Company shall engage at its own expense an appraisal or investment banking firm that is independent of the Company and its Affiliates and is knowledgeable in the valuation of companies engaged in a business similar to the business in which the Company is engaged to determine the Fair Market Value of the Common Stock for purposes of determining the purchase price; provided, however, that if such a determination has been made by such an appraisal or investment banking firm less than six months prior to the date as of which the Fair Market Value of the Common Stock is to be determined, the Company shall not be required to engage any such firm and shall instead rely on such earlier valuation; provided further, however, that the Company shall not rely on such earlier valuation if it determines in good faith that such earlier valuation no longer reflects Fair Market Value. Any such appraisal or investment banking firm engaged by the Company shall be selected by the Board of Directors and shall be reasonably satisfactory to such Director. Such independent appraisal or investment banking firm's determination of Fair Market Value shall be conclusive and binding on the parties. Anything in this Section 6 to the contrary notwithstanding, if such an independent appraisal or investment banking firm is appointed, no payment shall be made in respect of the Director's shares of Common Stock or Vested Options pending the determination of Fair Market Value by such firm, and payment of the purchase price shall instead be made no later than the tenth business day following receipt by the Company of the report of such firm establishing Fair Market Value. If the Fair Market Value so determined by the independent banking firm exceeds the Fair Market Value as determined by the Board of Directors by more than 10%, the costs of such firm shall be for the account of the Company; in all other cases, the costs of such firm shall be borne by the Director, and the Company shall have the right to withhold such costs from any payment it makes in respect of its repurchase of shares of Common Stock or Vested Options from the Director.

       7.   Legal Limitations.  Anything in this
Agreement to the contrary notwithstanding, to the extent that the limitations or restrictions applicable to the Company or any subsidiary under the laws of their respective jurisdictions of incorporation, the restrictions or limitations contained in the Certificate of Incorporation or By-laws of the Company or any subsidiary or any other applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company or any subsidiary prohibit the Company from making any payment required under this Agreement with respect to a share of Common Stock or Vested Option, then the Company shall not be obligated to make such payment at such time, and shall have the right to defer such payment until the Board of Directors reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the Prime Rate, and shall be paid (with interest) promptly after, and to the extent that, the Board of Directors determines that the limitations and restrictions referred to in the first sentence of this
Section 7 no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 7 for shares of Common Stock or Vested Options in respect of which a Call Right or Put Right shall have been exercised, the closing of any exercise of such Call Right or Put Right shall take place as provided in Section 5(c) and the right of the Director and his Permitted Transferees in respect of the shares of Common Stock and Vested Options subject to such Call Right or Put Right (other than the right to receive payment of amounts deferred in accordance with this
Section 7) shall terminate as of such closing.

          8.   Representations and Warranties.

          (a)  The Director has been advised that the
Director Shares, Options and Option Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless they are registered or unless an exemption from registration is available. The Director is acquiring the Director Shares, Options, and Option Shares for his own account, for investment and not with a view to, or for resale in connection with, the distribution thereof, and the Director has no present intention of selling, assigning, transferring, distributing or otherwise disposing of, or causing the sale, assignment, transfer, distribution or other disposition of, any thereof. In making the foregoing representation, the Director is aware that he must bear the economic risk of an investment in the Director Shares, Options and Option Shares for an indefinite period of time since, in the view of the Commission, the statutory basis for exemption from registration under the 1933 Act would not be present if such representation meant merely that the Director's current intention is to hold these securities only for the long-term capital gains period of the Internal Revenue Code, or for a deferred sale, or for any fixed period in the future.

          (b) The Director has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Director Shares, Options and Option Shares to be transferred hereunder and other related matters. The Director represents and warrants that he has been furnished with and has carefully read this Agreement, and that the Company has made available to the Director or his agents all documents and information requested by him or on his behalf in connection with his investment in the Director Shares, Options and Option Shares and that he understands and has evaluated the merits and risks of an investment in the Director Shares, Options and Option Shares. In evaluating the suitability of an investment in such Director Shares, Options and Option Shares, the Director has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Company other than as contemplated by the two preceding sentences.

          (c) The Director is aware of and familiar with the restrictions imposed on the transfer of any Director
Shares, Options and Option Shares, including, without limitation, the restrictions contained in this Agreement.

          (d) The Director represents that this Agreement has been duly executed and delivered by the Director and constitutes a legal, valid and binding agreement of the Director, enforceable against the Director in accordance with its terms.

          9.   Miscellaneous.

          (a)   No Rights to Additional Grants or Continued
Service. The Director shall not have any claim or right to receive additional grants of stock options or to be offered the opportunity to purchase additional shares of Common
Stock. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Director any right to serve on the Company's
Board of Directors, to be retained in the service of the Company or to interfere with or limit in any way the right of the Company to terminate the service of the Director at any time.

          (b) No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (c)   1934 Act.  Notwithstanding anything
contained in this Agreement to the contrary, if the consummation of any transaction under this Agreement would result in the possible imposition of liability to the Director pursuant to Section 16(b) of the 1934 Act, the Board of Directors shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

          (d)  Restrictions on Transfer.  Director Shares,
Options and Option Shares shall not be transferrable except as specifically provided in this Agreement.

          10.  Effect of Certain Corporate Changes and
Changes in Control.

          (a) Dilution and Other Adjustments. In the event of a stock dividend or split, the Board of Directors shall make the following adjustments as are necessary or advisable (the form of which shall be determined by the Board of Directors in its sole discretion) to provide the Director with a benefit equivalent to that which he would have been entitled to had such event not occurred: (i) adjust the number of Options granted to the Director, (ii) adjust the Option Price, and (iii) make any other adjustments, or take such action, as the Board of Directors, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares of Common Stock, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          (b)  Effect of Reorganization.  In the event that
(i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a "Reorganization Event") or (iv) the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Board of Directors shall make upon consummation of such Reorganization Event any or all of the adjustments described in Section 10(a) as are necessary or advisable in the sole discretion of the Board of Directors to provide the Director with a benefit equivalent to that which he would have been entitled to had such event not occurred.

          11.  Survival; Assignment,

          (a)   All agreements, representations and
warranties made herein and in the certificates delivered pursuant hereto shall survive the issuance to the Director of the Director Shares, Options and any Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Director or the Company or on the Director's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Director may not assign any of his rights hereunder except as permitted by this Agreement or by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Director, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

          (b) The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates; provided, however, that such assignment shall not release the Company from any duty hereunder which remains unfulfilled by such an assignee.

          12.  Notices.  All notices and other
communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Director, to his attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Director shall have specified to the Company in writing) and, if to the Company, to the General Counsel of the Company. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          13.  Waiver. The waiver by either party of
compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

          14.  Entire Agreement; Governing Law.  This
Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Director has executed this Agreement, both as of the day and year first above written.

                                         KINETIC CONCEPTS, INC.

                                         By: /s/ Dennis E. Noll
                                            -------------------
                                            Name: Dennis E. Noll
                                            Title: Senior Vice President

                                         DIRECTOR

                                          /s/ Donald E. Steen
                                          ---------------------
                                          Name: Donald E. Steen
                                          Address: